Press Release - For Immediate Distribution	Exhibit 99.1

VoIP, Inc.

VoIP Inc. Names Gary Post as President and CEO

COMPANY OBTAINS $2.8 MILLION IN NEW FINANCING

FORT LAUDERDALE, Fla. - May 23, 2006 -- VoIP, Inc. (OTCBB:VOII), a leading provider of Voice Over Internet Protocol (VOIP) communications solutions for service providers, resellers and consumers announced today the appointment of Gary Post as President and Chief Executive Officer. VoIP also announced the appointment of David Ahn as the Company’s new VP - Corporate Planning.

The appointments coincide with the resignations of CEO Michael Adler, President Hal Bibee and CFO David Sasnett.

At the same time, the Company announced the completion of an agreement under which certain current investors will immediately provide an additional total of $2.8 million in financing to the Company.

Paul Kessler of Bristol Investment Fund, a lead investor, commented: “We believe VoIP has enormous potential. We have a lot of confidence in Gary and the team that he is building and are pleased to back them with additional financing.”

Mr. Post stated: “I believe VoIP has the potential to become a leader in enabling a whole new generation of telecommunications services and am very excited about specific opportunities with several world class customers. I look forward to helping the company reach that potential.”

Shawn Lewis, Chief Technology Officer of VoIP, Inc. said: “Mr. Post brings the organizational and leadership skills VoIP needs to match its strengths in technology and services. Given our fast developing market opportunities, it was the appropriate time and in the best interests of shareholders to seek leadership of his caliber.”

Mr. Post has been a Managing Director and an Investment Principal of Ambient Advisors, LLC, a venture investment and management company. While at Ambient, Mr. Post has served as interim and acting CEO and a Director of several medical device and service companies, including Opticon Medical and OccMeds Billing Services. Earlier in his career, he served as First Vice President at Drexel Burnham Lambert, Vice President at Kidder Peabody, Managing Director at Houlihan, Lokey, Howard and Zukin and Director of Research and Consultant at McKinsey & Company.

David Ahn brings to the company a diverse range of skills including expertise in financial planning and controls. His experience includes positions at OccMeds Billing Services and several investment banking and venture investment firms, including Merrill Lynch, Wit Soundview and FGII Partners.

About VoIP, Inc.

VoIP, Inc. is a leading provider of turnkey Voice over Internet Protocol (VoIP) communications solutions for service providers, resellers and consumers worldwide. The company is also a certified Competitive Local Exchange Carrier (CLEC) and Inter Exchange Carrier (IXC). The Company provides a comprehensive portfolio of advanced telecommunications technologies, enhanced services, broadband products, and fulfillment services to the VoIP and related communications industries. Current and targeted customers include IXCs, CLECs, Internet Telephony and Conventional Telephony Service Providers (ISPs and ITSPs), Cable Operators and other VoIP Service Providers in the United States and countries around the world. The Company enables these customers to expand their product/service offerings by providing VoIP’s nationwide Multi-Protocol Label Switching (MPLS) and other services such as voice termination/origination, e911 emergency call service for VoIP, CALEA, Broadband Voice, IP Centrex, and other advanced communications services and technologies. For information on VoIP, Inc. please visit the company’s web site: http://www.voipinc.com.

Safe Harbor

Statements about the Company’s future expectations and all other statements in this press release other than historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby.

The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words “anticipate,” “estimate,” “expect,” “intend,” “plans,” “projects,” and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic risks and uncertainties.

Contact: Michael Sitrick or Jason Booth (310) 788-2850, (310) 941-3616 of Sitrick And Company for VoIP, Inc.